UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2013

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

In connection with its previously announced intention to reduce costs and improve operating efficiencies by $60 million over the next 3 years, Compuware Corporation (the “Company”) approved the initial phase of a restructuring plan designed to achieve these savings. This initial plan includes reductions in its global workforce of approximately 160 employees (less than 5% of the Company’s total workforce), including employees across all operating and administrative divisions of the Company. This first phase will also include the early termination of certain operating leases and the closing or reduction in size of approximately 16 office facilities worldwide. The Company approved this phase of the plan on February 25, 2013, and immediately began communicating its decision to affected employees. The Company estimates that this initial reduction will represent approximately $23 million in annualized cost savings over the next 12 to 18 months.

The Company plans to record a charge of approximately $25 million for the costs associated with the reductions. Of the total amount, approximately $15 million is severance related and $10 million is related to early termination charges and costs to reduce the occupied floor space in certain offices.  Included in the restructuring plan are non-cash costs of approximately $7 million related primarily to option modifications and asset writedowns. Approximately $16 million of the restructuring charge is expected to be taken in the current quarter. The balance of the restructuring charge will be recognized when the appropriate criteria is met for any actions remaining after March 31, 2013. It is expected that the activities in the initial phase will be completed before October 2013.

Statements in this report that are not historical facts, including those regarding forecasts or projections of the extent or timing of cost savings and charges, plans, strategies and objectives of management for future operations, including the timing and execution of cost reduction programs, restructuring plans, and the number of employees impacted by such plans and programs, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. Risks, uncertainties and assumptions are discussed in the Company's reports filed with the Securities and Exchange Commission, and also include the timing and execution of cost reduction programs, restructuring plans, and estimates and assumptions related to the cost of exiting employees. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: February 28, 2013	By:	/s/ Laura L. Fournier
Laura L. Fournier
Executive Vice President
Chief Financial Officer

2